Listing Report:Supplement No. 269 dated Jun 22, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 363685
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$222.98

Auction yield range:	16.98% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1995	Debt/Income ratio:	26%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	3y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	22	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$4,763	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	BenO152	Borrower's state:	Indiana	Borrower's group:	Starting Fresh
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	25 ( 86% )	680-699 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	4 ( 14% )	660-679 (Sep-2007)
Principal balance:	$0.03	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
Paying Off Credit Card Debt
Purpose of loan:
This loan will mostly be used to pay down credit card debt and a small amount will be used for home improvements. I purchased my home in September of 2009 and in the process of moving in and buying furniture & appliances I built up some credit card debt I would like to pay down.

My financial situation:
I am a good candidate for this loan because I am a responsible homeowner with a good income and do not have any trouble paying my bills on time and in full. I have had and paid off a Prosper loan before ($9000, paid off March 2010). As you can see below my income comfortably exceeds my expenses, I?m just not paying down my credit debt as quickly as I?d like. This Prosper loan will basically replace my credit card payment so my monthly expenses will only change slightly as a result of this loan. But I will cut up my credit card as soon as it is paid by this loan.

Please let me know if you have any questions. Thank you for your interest!

Monthly net income: $? 2700

Monthly expenses: $ 2191
??Housing: $ 849
??Car expenses: $ 210
??Utilities: $ 130
??Phone, cable, internet: $ 210
??Food, entertainment: $ 150
??Credit cards: $?300
??Student loans: $?142
? Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 458871
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$326.24

Auction yield range:	16.98% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1992	Debt/Income ratio:	31%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	18 / 16	Length of status:	30y 6m
Credit score:	700-719 (Jun-2010)	Total credit lines:	45	Stated income:	$1-$24,999
Now delinquent:	1	Revolving credit balance:	$9,247
Amount delinquent:	$95	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wauktown62	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 100% )	700-719 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	720-739 (Mar-2010) 700-719 (Jan-2010) 720-739 (Oct-2009) 700-719 (Aug-2009)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Pay off cards
Purpose of loan:
This loan will be used to?
pay off credit card debt , the $95? late charge listed above is not my debt someone opened a book club membership and created this bill and iam currently disputing this fraud,?i have not been delinquent on any debts that i have created due to the fact that my credit rating is very important to me and my family ,securing this loan will free me from my debt load? i have created this past year and a half due to funeral expenses,and a hefty car repair bill i intend to pay debt sooner than the 36 months ,because i want to return to being a prosper lender asap,and get back in the black on my debt.
My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 2200.00

Monthly expenses: $
??Housing: $ 1100
??Insurance: $ 200
??Car expenses: $ 0
??Utilities: $ 170
??Phone, cable, internet: $ 60
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 460733
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	10	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 8	Length of status:	8y 11m
Credit score:	640-659 (May-2010)	Total credit lines:	27	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,680	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	caprirolito	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off a high interest credit card
Purpose of loan:
This loan will be used to pay off a couple of small credit cards and in the process increase my credit score.

My financial situation:
I am a good candidate for this loan because I am looking to build up my credit score not tear it down.

My goal is to pay this loan off in 4 or less payments. I am also a lender on this site.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462379
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,900.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$262.39

Auction yield range:	3.98% - 11.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1999	Debt/Income ratio:	21%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 7	Length of status:	5y 5m
Credit score:	740-759 (Jun-2010)	Total credit lines:	21	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$37,557	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	BankofBadHabits	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	36 ( 100% )	740-759 (Latest)
Principal borrowed:	$27,000.00	< 31 days late:	0 ( 0% )	760-779 (Sep-2007) 740-759 (May-2007)
Principal balance:	$0.74	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
3rd Prosper Loan - Closing Costs
First of all, I would like to thank everyone that helped in funding 2 loans in 2007 and 2008. The first loan helped me pay off debts accumulated by my ex-wife and the second loan help me purchase a new car. During both of these loans, I kept my promise to be a responsible borrower and paid my loans on time each month and was never late.

Purpose of this loan:

The purpose of this loan is to help us pay the closing costs associated with refinancing our home loan. We will be will be dropping our interest rate on our current home loan from 6.375 to 5.15% with a new home loan, dropping our mortgage payment down about $200 per month. Over the term of the new home loan, we will save close to $70,000 with the new loan.

My financial situation:

I have a stable job which I have been at for the last 5 ? years now and 19 years in my profession. I was the only one in my company who received a promotion and raise within last year. I choose to borrow from Prosper because I personally like the idea of giving the interest that I would be paying to a bank, to people who invest in Prosper borrowers. I currently have 35 active notes myself as a Prosper lender and have seen my share of borrower defaults. I can guarantee you that this is by far the safest loan you can bid on at Prosper. I have had a $7000 loan and a $20,000 loan funded by Prosper lenders in the past and take pride in the fact that I have never been late on any of them.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463277
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1988	Debt/Income ratio:	19%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 2	Length of status:	4y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	unbelievable-greenback7	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I have worked the same field for nearly 20 years and i have lived at the same address for 10 years. I have a stable income and my paycheck is directly deposited into my bank account. My loan payments will be automatically paid from this account and I have been with this bank for over 20 years. Thank you for considering my request.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463319
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,250.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.83%	Starting monthly payment:	$40.33

Auction yield range:	3.98% - 9.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	1y 1m
Credit score:	740-759 (Jun-2010)	Total credit lines:	9	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$117
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	methodical-listing	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short-Term Loan for College Student
Purpose of loan:
This loan will be used to bridge my transition to San Francisco where I will transfer in order to finish remaining coursework for an undergraduate degree in economics.

My financial situation:
I am a good candidate for this loan because I will pay back the remaining balance of this loan when I receive my financial aid, which should take 1-2 months after August 2010, which is when school starts. Currently, I am in the process of applying for part-time jobs in the San Francisco Unified School District as a AVID tutor, or a Special Education Paraprofessional; in addition, I plan to apply for jobs on campus, which will be posted in mid-July. I? worked at my current community college as a high school social sciences tutor/classroom aide in the High School Referral program for over a year ending in May 2009. I also have over a $1,000 in savings and I have good credit.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463325
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2000	Debt/Income ratio:	7%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	1y 11m
Credit score:	660-679 (Jun-2010)	Total credit lines:	8	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$7,822	Stated income:	$50,000-$74,999
Amount delinquent:	$4,039	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	stylish-integrity4	Borrower's state:	California	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Repair car in time for Summer
Purpose of loan:
This loan will be used to repair my truck and to finish paying of my student loan.Hubby and I have been sharing cars for the past couple of months because I need repairs done and I would love to get mine repaired in time for summer!!! I have one delinquent account on my credit which is my student loan that I would like to pay and get up to date. I have a secure full-time occupation as a Supervisor at a Child Developmemt Center. Ihave been working their for almost two years and was at my privious employment for 6 years.

Monthly net income: $ 4500

Monthly expenses:
??Housing: $ 1200????
??Insurance: $ 100
??Utilities: $ 220
??Phone, cable, internet: $ 120
??Food $?200
??Credit cards and other loans: $ 400
??Gas: $ 80
Total Monthly Expences: $2320
..
Although I will have 24-36 months to pay my loan off with Prosper I plan to have it paid in 18 months. Im also a Lender on prosper and after repairs would like to invest in other members on Prosper! I think peer to peer lending is the greatest idea! We can all help each other and something so small makes the biggest difference on someones life...including mine! To beable to get my truck repaired and back working would be a huge blessing. Im going to be very thankful to finally have it back. Thank you Prosper family fo ryour help and support!!!

Thank you for your consideration!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463331
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	2y 8m
Credit score:	640-659 (Jun-2010)	Total credit lines:	23	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$18,454	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	top-graceful-bid	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To help me get through the next 2mo
Purpose of loan:
I am currently waiting for a delenquent company to pay monies owed to me. A court date has been set for July. This loan is for the ammount that is owed to me. With this loan, i will be able to pay off any debts that I owe and plan to pay this one back as soon as judgement is passed. I am currently taking a new contract with a different company that has a better track record.

My financial situation:
I am a good candidate for this loan because I strive to never have a late payment to anyone EVER. I just recently bought a home in september and i do not wish to lose it because of a company's inability to pay their contractors.

Monthly net income: $ 3900

Monthly expenses: $
??Housing: $ 1100
??Insurance: $ 110
??Car expenses: $ 850 (gas, etc)
??Utilities: $ 70
??Phone, cable, internet: $ 120
??Food, entertainment: $ 250
??Clothing, household expenses $ 50
??Credit cards and other loans: $ leftover
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463361
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.48%	Starting borrower rate/APR:	8.48% / 8.82%	Starting monthly payment:	$126.23

Auction yield range:	2.98% - 7.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	41%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 12	Length of status:	3y 5m
Credit score:	800-819 (Jun-2010)	Total credit lines:	31	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$4,285	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	admirable-exchange4	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help with medical bills
Purpose of loan:
This loan will be used to? get myself out of the red.

My financial situation:
I am a good candidate for this loan because?I have a sick child and the medical bills are killing me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463367
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,100.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.20%	Starting borrower rate/APR:	8.20% / 8.54%	Starting monthly payment:	$191.72

Auction yield range:	2.98% - 7.20%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1982	Debt/Income ratio:	48%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	24 / 24	Length of status:	22y 1m
Credit score:	800-819 (Jun-2010)	Total credit lines:	61	Occupation:	Tradesman - Electri...
Now delinquent:	0	Revolving credit balance:	$28,120	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	21%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	attractive-currency9	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
General Liability Insurance
Purpose of loan:
This loan will be used to?cover the expense of?the General Liability?Insurance required to open my small electrical contracting business.?

My financial situation:
I am a good candidate for this loan because?I am persistent, have a successful track record managing my personal finances and my credit score is a reflection of my ability to repay the loan promptly. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463373
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	24%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	6y 8m
Credit score:	700-719 (Jun-2010)	Total credit lines:	46	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$2,368	Bankcard utilization:	0%
Public records last 12m / 10y:	1/ 2	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	transparency-caballero	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2009)
Principal balance:	$836.79	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
New Furnace and Airconditioner
Purpose of loan:
We just found out that our Air conditioner and furnace needs to be replaced in our home.? This new loan will be used to pay off the balance of our first prosper loan and replace our furnace and air condioning unit in our home. The furnace?is roughly 30 years old and?can no longer be repaired.? We have been continuosly rebuilding our credit and have?made all of our payments on time for the last two years.

My financial situation:
I am a good candidate for this loan because I have a solid, full time job at a national company and have very low expenses.

Monthly net income: $ 5000 myself and $1500 wife

Monthly expenses: $
??Housing: $ 1323
??Insurance: $ 400
??Car expenses: $ 600?
??Utilities: $ 250
??Phone, cable, internet: $200
??Food, entertainment: $ 250
??Clothing, household expenses $200
??Credit cards and other loans: $48 (prosper loan)
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463495
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$238.56

Auction yield range:	16.98% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	10 / 10	Length of status:	3y 1m
Credit score:	700-719 (Jun-2010)	Total credit lines:	62	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$32,749	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	GradStudent34	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	15 ( 100% )	700-719 (Latest)
Principal borrowed:	$4,500.00	< 31 days late:	0 ( 0% )	660-679 (Dec-2009) 700-719 (Mar-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	15
Description
More consolidation
Purpose of loan:
Wrap together some higher interest short term loans I had to take when switching jobs.
My financial situation:
I have plenty of extra income. It is that the interest rates are so high that it is taking quite a long time to pay the bills down.

Monthly net income: $ 6700.00

Monthly expenses: $
??Housing: $ 850.00
??Insurance: $ 200.00
??Car expenses: $ 366.00
??Utilities: $ 220.00
??Phone, cable, internet: $ 160.00
??Food, entertainment: $ 450.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 800.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463519
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$268.86

Auction yield range:	16.98% - 27.00%	Estimated loss impact:	20.57%
Lender servicing fee:	1.00%	Estimated return:	6.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	50%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	2y 4m
Credit score:	600-619 (Jun-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$9,472	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	jeremyktp	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	600-619 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	620-639 (Apr-2008)
Principal balance:	$2,669.72	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
Complete Debt Consolidation
Purpose of loan:
This loan will be used to pay off all of my credit cards. This will lower my monthly expenses by roughly $100/month and it will allow us to have an "end date" on all of our debt and allow us to move forward and finally be done with past mistakes.

What I'm Paying Off:

USBank: $6,000
Chase: $2,400
Capital One: $450
Discover: $450

Total that is $9300. I'm requesting $6500 and after the 1% fee would bring me at $6,435. To cover the remaing $2,900 I am doing the following:

Sell my Jeep: $2,100-$2,300
Sell my Computer: $150
Sell my Sound System: $100
Additional OverTime at work: $600

My financial situation:
My wife and I have returned to school (we did not quit working, have just decided to continue education to better ourselves) and when first enrolled we were not eligible for financial aid and had numerous automotive issues all in succession, so we became dependent on credit cards. We are now able to get aid and scholarships so we want to consolidate this all and have all of our debt before we start a family in about 3 years - at which time I will have graduated.

Why Me?
I am a good candidate for this loan because we have had our current prosper loan for over 2 years and never missed a payment. We have had other installment loans and credit cards and NEVER missed a payment. No matter what happens, we put our payments at the top of our financial priority list. The reason my credit score is lower is because of credit card debt. This loan will assist in this being taken care of. I am trying to correct mistakes we have made in the past. I'm attending school in the Finance program and will follow my dream of obtaining an MBA after I have some experience. To show how dedicated I am to correcting our mistakes and to providing a better future, last semester I obtained a 3.67 GPA while taking 21 credits and working over 50 hours a week. I finally realized how important it is to do what I want to do - not what others think I should settle for. I'm taking that attitude to my entire life and this loan would be yet another step in the right direction for us.

Monthly net income: $ 1,700

Monthly expenses: $
??Housing: $600
??Insurance: $60
??Car expenses: $0
??Utilities: $100
??Phone, cable, internet: free$
??Food, entertainment: $30
??Clothing, household expenses $30
??Credit cards and other loans: $500 (Which would be reduced with loan)
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463531
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$191.36

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2001	Debt/Income ratio:	32%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 16	Length of status:	5y 5m
Credit score:	760-779 (Jun-2010)	Total credit lines:	33	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$13,429	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	29%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	peace-percolator2	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
puting in a new boiler
Purpose of loan:
This loan will be used to put a new boiler in

My financial situation:
I am a good candidate for this loan because im always paying my bills in a timely manner

Monthly net income: $ 3720

Monthly expenses: $?
??Housing: $?400
??Insurance: $
??Car expenses: $?199
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $?600
??Clothing, household expenses $
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463537
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.38%	Starting borrower rate/APR:	26.38% / 28.97%	Starting monthly payment:	$60.74

Auction yield range:	10.98% - 25.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1992	Debt/Income ratio:	29%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 4	Length of status:	0y 7m
Credit score:	660-679 (Jun-2010)	Total credit lines:	24	Occupation:	Clerical
Now delinquent:	1	Revolving credit balance:	$257	Stated income:	$1-$24,999
Amount delinquent:	$761	Bankcard utilization:	1%
Public records last 12m / 10y:	1/ 1	Homeownership:	No
Delinquencies in last 7y:	8
Screen name:	openness-flan	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"Paying off some debt"
Purpose of loan:
This loan will be used to?
pay off some debt and get caught up a bit... I would like to have some money put away for emergencies and my son.
My financial situation:
I am a good candidate for this loan because?I don't have any outstanding loans & my credit is pretty good & I am good on paying my bills on time. please consider me for this most helpful loan. Thank you.

Monthly net income: $ 1600.00

Monthly expenses: $ 1840.00
??Housing: $545.00
??Insurance: $ 75.00
??Car expenses: $ 400.00
??Utilities: $ 175.00
??Phone, cable, internet: $ 145.00
??Food, entertainment: $200.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?100.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463543
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$159.46

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1995	Debt/Income ratio:	14%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 12	Length of status:	9y 0m
Credit score:	720-739 (Jun-2010)	Total credit lines:	40	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$28,913	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	needcash328	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	20 ( 95% )	720-739 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	1 ( 5% )	660-679 (Oct-2009) 660-679 (May-2008) 660-679 (Apr-2008)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
Kitchen needs desperate updates
Purpose of loan:
This loan will be used to make necessary updates to my kitchen...I have made some updates and this will be the final step!

My financial situation:
I am a good candidate for this loan because I have been with Prosper for sometimes and I have shown a history of always paying my bills on time.? I can get a bank loan but I believe strongly in the?Prosper network model!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463549
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1995	Debt/Income ratio:	26%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 9	Length of status:	17y 3m
Credit score:	680-699 (Jun-2010)	Total credit lines:	27	Occupation:	Nurse's Aide
Now delinquent:	2	Revolving credit balance:	$3,121	Stated income:	$25,000-$49,999
Amount delinquent:	$78	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	diversification-orbiter	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying for military gear
Purpose of loan:
This loan will be used to?pay military gear my daughter needs.?

My financial situation:
I am a good candidate for this loan because? im responsible and will be up to date with my payments

Monthly net income: $
1300.00
Monthly expenses: $
??Housing: $ 430
??Insurance: $ 86
??Car expenses: $
??Utilities: $ 100
??Phone, cable, internet: $
??Food, entertainment: $ 0
??Clothing, household expenses $300
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463555
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.43%	Starting borrower rate/APR:	10.43% / 10.78%	Starting monthly payment:	$649.39

Auction yield range:	2.98% - 9.43%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1972	Debt/Income ratio:	50%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	27 / 26	Length of status:	7y 5m
Credit score:	840-859 (Jun-2010)	Total credit lines:	57	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$17,814	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	finance-adventure124	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
TIDING ME OVER
Purpose of loan:
This loan will be used to?consolidate debts and cover some needed home improvement projects.?

My financial situation:
I am a good candidate for this loan because I have always paid my bills on time and never defaulted on any loans or debts.? Any "glitches" on my credit reports involve minor amounts that I did not pay because I did not owe them and was told (falsely, as it turned out) that they would be removed.? I am requesting this loan to "tide me over" until April of 2011, at which time I will be?able to access my retirement account and repay this loan with relative ease.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463561
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.30%	Starting borrower rate/APR:	8.30% / 8.64%	Starting monthly payment:	$220.32

Auction yield range:	2.98% - 7.30%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1993	Debt/Income ratio:	14%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	5y 3m
Credit score:	820-839 (Jun-2010)	Total credit lines:	26	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$14,706	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	funds-vista5	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Credit Card
Purpose of loan:
This loan will be used to pay off a credit card.

My financial situation:
I am a good candidate for this loan because I am able to make this monthly payment.? I have a stable job and income.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463623
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$161.70

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2005	Debt/Income ratio:	23%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 13	Length of status:	2y 2m
Credit score:	700-719 (Jun-2010)	Total credit lines:	18	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$3,452	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	contract-framework9	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to consolidate my debt. I would pay off my credit cards and then turn the payments I make toward them to make one payment toward this loan.

My financial situation:
I am a good candidate for this loan because I have a steady job and the financial means to make regular payments at and above the minimum payment

Monthly net income: $ 1100

Monthly expenses: $ 1100
??Housing: $ 500
??Insurance: $ 45
??Car expenses: $ 0
??Utilities: $ 30
??Phone, cable, internet: $ 50
??Food, entertainment: $ 60
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463665
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	12.98%	Starting borrower rate/APR:	13.98% / 16.14%	Starting monthly payment:	$341.68

Auction yield range:	10.98% - 12.98%	Estimated loss impact:	10.28%
Lender servicing fee:	1.00%	Estimated return:	2.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	3y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	14	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$26,317	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	organized-asset6	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trapped by Credit Card Companies
Purpose of loan:
Dear Lenders:
As I turned the corner into my 30s, I started realizing that my lifestyle was not indicative of my income.? Granted, living in Manhattan can have this impact on many professionals, however, I found my particular financial constraints to be beyond requiring a closely monitored budget but rather stumbling into cash flow issues.? In analyzing my finances,? I realized how severely imbalanced much budget was due to carrying an enormous amount of credit card debt.? This is an old debt, this is a debt due to times of unemployment during the dotcom bubble 10 years ago, this is a debt due to medical issue in my late 20s and it is a debt that has weighed heavily on me.? I thought if I worked hard enough on it, it would eventually get paid off.?

Looking back, I do not think I was fully aware of my upward creeping Annual Percentage Rates or what a high APR meant.? It seems like I would call to get them lowered and my request would be made and then not long after they were raised again.? In the past two years, I have not been able to make any headway at all.? From trying to get APRs reduced, to trying to consolidate credit, to stacking credit card payments, I've reached a deadlock in many directions.? To be honest, I'm a credit card company's dream.? I have a fair amount of debt and I have the income to carry it and for the financial institution to make a lot of money off of me.? I can understand that, but New York City living is some of the most expensive in the country and I am in serious danger of risking my financial future if I don't take care of this debt now.? Please consider saying "yes."? Consider taking the opportunity to make money off of me at a lower rate than my credit card companies have so wisely denied.? Your consideration is truly appreciated.

My financial situation:
Several factors make me an excellent candidate for a loan.? The first is that I have a healthy income which can support loan payments.? The second is that I'm making changes in my personal life that will help me to pay off my loan at a faster rate than anticipated.? In 6 weeks, I'll be moving out of Manhattan into a less expensive apartment and a less expensive neighborhood in Queens, NY.? I'm selling my car so that I can eliminate my car insurance and using the sale money to help pay off my debts, I've switched gyms to reduce membership fees, and am canceling cable to help cut down on monthly bills.

Monthly net income: $ 4,406.80

Monthly expenses: $
??Housing: $ 1400
??Insurance: $
??Car expenses: $ 135
??Utilities: $ 150
??Phone, cable, internet: $ 320
??Food, entertainment: $ 800
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1200
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463683
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 38.41%	Starting monthly payment:	$44.83

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1974	Debt/Income ratio:	32%
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	10y 7m
Credit score:	680-699 (Jun-2010)	Total credit lines:	10	Stated income:	$1-$24,999
Now delinquent:	1	Revolving credit balance:	$448
Amount delinquent:	$134	Bankcard utilization:	4%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	value-hercules	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Please bless me w/ac in TX heat...
Purpose of loan:
This loan will be used to?
I simply need to purchase a new air condition unit for my home.? I have been without a unit the past two summers, only using a window unit.? My window is now barely cooling my bedroom.? I just don't think I can? bear another summer without air.? It is barely June and we are already seeing above 100 degrees.

My financial situation:
I am a good candidate for this loan because?
Well, I am current on all my bills.? I don't believe in buying stuff you don't need.? It is just after I pay my bills, there is not a $1000 surplus to purchase a new unit.? I am a senior citizen on a fixed income; I have tried all conventional ways of trying to get a new unit.? It is simply too pricey, and I am afraid that the Texas heat will be too much to bear.
Monthly net income: $ 1100

Monthly expenses: $
??Housing: $ 0.00
??Insurance: $ 200
??Car expenses: $ 300
??Utilities: $ 200
??Phone, cable, internet: $?50
??Food, entertainment: $ 100
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463689
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$212.26

Auction yield range:	10.98% - 29.00%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1995	Debt/Income ratio:	18%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	1y 0m
Credit score:	660-679 (Jun-2010)	Total credit lines:	35	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$1,124	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	20
Screen name:	best-exponential-return	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying new applicances
Purpose of loan:
This loan will be used to? buy new appliances and pay off credit cards.

My financial situation:
I am a good candidate for this loan because?I am a full time worker and i pay all my bills ontime and never late.?Since my bankrupty 4 yrs ago.

Monthly net income: $ 2800.00

Monthly expenses. 1350.00??Housing: $ 525.00
??Insurance: $ 100.00
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463695
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$407.12

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1976	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	14 / 12	Length of status:	4y 8m
Credit score:	760-779 (Jun-2010)	Total credit lines:	30	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$13,089
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	return-driver5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fix my house
Purpose of loan:
This loan will be used to?fix up my house. It is 35 years old and needs some fixing and updating?

My financial situation:
I am a good candidate for this loan because I always pay my bills on time, and have a good credit rating?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463701
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$292.99

Auction yield range:	7.98% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1986	Debt/Income ratio:	27%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 13	Length of status:	6y 7m
Credit score:	700-719 (Jun-2010)	Total credit lines:	45	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$77,054	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Served23	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2008)
Principal balance:	$1,599.78	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Paying off CCs at a lower rate
Purpose of loan:
This loan will be used to?pay off the balance on several CCs currently charging 29.99% - and paying off my existing Prosper loan. This is a re-list - originally I was looking for help with College tuition - got that figured out as my child as able to fund (borrow) their own tuition - my goal is to be debt free before graduation so I can pay off the loans.

My financial situation: Good
I am a good candidate for this loan because?I have a solid history of payments through Prosper, I have increased my credit score over the past 18 months by paying down debt (over 15000 in the past 12 months alone!). I am committed to getting debt free! I will pay off my existing Prosper loan (1605.61) and 8 other CCs. The total monthly payments on all 9 accounts is currently 576.31 (and some won't pay off for 5 years!). This loan will save me 283.31 a month that I will apply to other debt that I am paying off. I will apply the 283.31 to the next account as an additional payment thereby paying that account off earlier - and then I will add the combined payment to the next. This is snowballing and the overall effect is that I will be completely consumer debt free by the end of this prosper loan. This loan is the catalyst to further my debt reduction. At the end of this loan I will begin investing through Prosper as a payback. As you can see from my financials I have a high revolving credit balance. This is the result of leaving the military and having to fund a career change. I also underestimated the annual profit check I would receive from my company (thanks global economic downturn). I have since realized the foolishness of my ways and am 100% committed to eliminating my debt.

Monthly net income: $ 8600

Monthly expenses: $ 6367.00
??Housing: $ 1405
??Insurance: $ 400
??Car expenses: $ 1285
??Utilities: $ 150
??Phone, cable, internet: $ 40
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 2687
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463707
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$903.81

Auction yield range:	16.98% - 17.00%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	0y 4m
Credit score:	680-699 (Jun-2010)	Total credit lines:	5	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$91,537	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	majestic-penny1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Enviro-Energy
Purpose of loan:
This loan will be used to pay a government referred financial group fee for raising 10 million dollars capital that will guarantee the payments will be made on this loan.

My financial situation:
I am a good candidate for this loan because the energy business is environmentally friendly and will pay me a salary of $100,000 per year minimum. The financial group that will raise the capital has a 20 year relationship with the bank that referred me to them (Fifth Third Bank). Will provide collateral for a lower interest loan.

Monthly net income: $ 36,792

Monthly expenses: $ 1590
??Housing: $300
??Insurance: $150
??Car expenses: $220
??Utilities: $200
??Phone, cable, internet: $70
??Food, entertainment: $600
??Clothing, household expenses $50
??Credit cards and other loans: $0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463719
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$199.04

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2006	Debt/Income ratio:	18%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 3	Length of status:	4y 5m
Credit score:	620-639 (Jun-2010)	Total credit lines:	8	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$2,204	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	positive_change	Borrower's state:	Oregon	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 96% )	620-639 (Latest)
Principal borrowed:	$3,100.00	< 31 days late:	1 ( 4% )	620-639 (Mar-2010) 600-619 (Feb-2010) 600-619 (Jan-2010) 520-539 (Jan-2008)
Principal balance:	$1,040.74	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
PROVEN BORROWER seeks your help
I will be using this loan to consolidate my credit cards and other prosper loan as well as buy a computer for school.

As you can see by my previous prosper loan i am very good at repaying my debt. The reason for my high risk rating is because of the high balances on my credit cards. I only have two credit cards with the highest credit line at 1700 and the other being only 550 so it's easy to max them out in emergencies.

I work full time as well as go to school. My monthly income is about $2000 my expenses...

Rent: $300
car payment: $235
insurance: $100
credit cards: $150
cell phone: $65
utilities: $300

I currently attend school for fashion. Another reason why I'm trying to get my credit in line, so i can take a fuller load. This also requires a new computer because my current one is starting to slowly die.

All in all this is how the loan would break down...

Prosper Loan:? $931
Credit Card 1: $1638
Credit Card 2: $495
Computer: $1100

thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463731
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1996	Debt/Income ratio:	31%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	1y 10m
Credit score:	720-739 (Jun-2010)	Total credit lines:	8	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$26,801	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jjandd	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Untapped Market
Purpose of loan:
???? I've become a?franchise owner?with SMS Marketing.? I provide expert mobile marketing advertising?campaigns to small and mid-level businesses. I have a designated area of Wake County in North Carolina so I have no competition from other partners. This county includes Raleigh-the state capital-, Durham, Cary, and some other smaller cities.? Mobile marketing is instantaneous text marketing direct to consumers who opt in to receive promotional texts from the businesses they like to patronize. This is the future in advertising, and I'm excited to be able to bring this to North Carolina!

My financial situation:
???? According to Experian, I have excellent credit. ?My credit score is over 730.?? I have over?5K in savings accounts, 12K in mutual funds, plus another 45K in retirement accounts.? I have been laid off for about six months, but?I still have five months of extended unemployment which is $1900.00 monthly.? I'm in school full time under the Post 9-11 Montgomery GI Bill, which gives me $1102.00 monthly stipend.? I also work a part-time weekend job which brings in about $100.00 per week. During my time of unemployment, I have finished my B.S. in applied Nuclear Engineering Technology, plus I'm currently in the process of completing my AAS in Information Systems Security; of which I will only need 20 more credits after the summer semester.??
???? I have enough assets in savings, investments, and 401K plans to pay off a loan 3 times the amount that I am asking for.? Prosper has placed me in the high risk category due to the fact that I have a second mortgage that's considered a HELOC--even though I took out the second mortgage at the time of purchase on my house and used it towards the original house price.? On paper, the second mortgage appears to be a revolving line of credit with a high balance but in reality the balance is part of my original house purchase. This HELOC has never been used for any other purpose. Thus, it appears that I have a high debt to income ratio on revolving credit. Due to this, the SBA will not lend to me because they base their business loan decisions ONLY on personal credit history. The SBA did not even look at the business model, my business plan, or the history of success other partners have made in this industry. ?Place a bid for me and become a new partner in this exciting new venture!

Monthly net income: $3402.00

Monthly expenses: (I live by myself, so my expenses are minimal)
Housing mortgage: $1147.00
Insurance $40.00
Car expenses: no car payment
Utilities: electric and water: $80.00
Phone, cable, internet: $150.00
Food: $100.00
Clothing, household expenses: $75.00
Credit cards and other loans: $80.00
Other expenses: gas: $120.00;
Total expenses: $1792.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463737
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.48%	Starting borrower rate/APR:	8.48% / 8.82%	Starting monthly payment:	$189.35

Auction yield range:	2.98% - 7.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2001	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	0y 2m
Credit score:	800-819 (Jun-2010)	Total credit lines:	11	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ethical-coin	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off divorce lawyer
Purpose of loan:
This loan will be used to pay off outstanding fees to my divorce lawyer.?

My financial situation:
I am a good candidate for this loan because I have utilized credit since I was out of high school, have never had a late payment, have purchased 2 homes and 2 automobiles, and am hoping to wipe out the last of my debt with this consolidated loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463743
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	16.50%	Starting borrower rate/APR:	17.50% / 19.70%	Starting monthly payment:	$897.55

Auction yield range:	7.98% - 16.50%	Estimated loss impact:	6.58%
Lender servicing fee:	1.00%	Estimated return:	9.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1993	Debt/Income ratio:	58%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	17y 8m
Credit score:	800-819 (Jun-2010)	Total credit lines:	38	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$10,931	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kindness-poem	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off all debt
Purpose of loan:
This loan will be used to consolidate all debt.?

My financial situation:
I am a good candidate for this loan because I have a great?history of good credit. I have a guarantee job for the next 6 years being in the Army.

Monthly net income: $ 4856

Monthly expenses: $
??Housing: $1247
??Insurance: $ 135
??Car expenses: $ 250?
??Utilities: $180
??Phone, cable, internet: $165
??Food, entertainment: $450
??Clothing, household expenses $ 150?
??Credit cards and other loans: $?750
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463749
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	16.98% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	12 / 12	Length of status:	7y 2m
Credit score:	680-699 (Jun-2010)	Total credit lines:	20	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$113,426	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	openness-mechanic2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short term rehab project
Purpose of loan:
This loan will be used to? fund the repair costs of a rehab project we have going

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $?95,000

Monthly expenses: $
??Housing: $ 4800
??Insurance: $ 300
??Car expenses: 0
??Utilities: $ 150
??Phone, cable, internet: $ 50
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463761
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1985	Debt/Income ratio:	48%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	19y 7m
Credit score:	640-659 (Jun-2010)	Total credit lines:	24	Occupation:	Skilled Labor
Now delinquent:	3	Revolving credit balance:	$6,952	Stated income:	$25,000-$49,999
Amount delinquent:	$20,647	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	Butterfly2965	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,775.00	< 31 days late:	0 ( 0% )	640-659 (Nov-2009) 680-699 (Jan-2008)
Principal balance:	$1,809.87	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
Our Pizza Dream
Purpose of loan: Operating capital for an already existing pizza store in which the owner contacted us to take it over on land contract.
This loan will be used to?

My financial situation: We have moved to a house with less then half our old house payment and I have been working overtime for the last 22 weeks with no end in sight.
I am a good candidate for this loan because? My husband has 24 years of Pizza exprience with which we ran our own store for 4 1/2 years which we closed down due to a death in the family. The owner of this store came to us because he did some checking on us from our past store and wants his to continue but is getting too old to run it to it's fullest.

Monthly net income: $ 3500.

Monthly expenses: $
??Housing: $ 375.
??Insurance: $ 70.
??Car expenses: $ 150.
??Utilities: $ 150.
??Phone, cable, internet: $ 160.
??Food, entertainment: $ 300.00
??Clothing, household expenses $
??Credit cards and other loans: $ 690.
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463773
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.33%	Starting borrower rate/APR:	9.33% / 11.43%	Starting monthly payment:	$95.86

Auction yield range:	3.98% - 8.33%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	30%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	18 / 16	Length of status:	3y 5m
Credit score:	720-739 (Jun-2010)	Total credit lines:	38	Occupation:	Principal
Now delinquent:	0	Revolving credit balance:	$33,655	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	organic-trade	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	7 ( 100% )	720-739 (Latest)
Principal borrowed:	$1,800.00	< 31 days late:	0 ( 0% )	760-779 (Nov-2009)
Principal balance:	$1,495.76	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Consolidating Loans
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463779
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.15%	Starting borrower rate/APR:	34.15% / 36.59%	Starting monthly payment:	$223.78

Auction yield range:	13.98% - 33.15%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	3y 1m
Credit score:	660-679 (Jun-2010)	Total credit lines:	13	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$8,296	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	loyalty-anteater	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Debt Consolidation
Purpose of loan:
This loan will be used to pay off my credit card debt.

My financial situation:
I am a recent graduate of Montclair State University. I graduated Summa Cum Laude with a BA in Spanish. The purpose of this loan is to consolidate and pay off my credit card debt within a shorter period of time. I can easily afford the payment. I have very little overhead due to the fact that I am still living at home and I am now actively looking for a permanent position with more income. My profile says that I have 82% of my credit cards used, but what happened was whenever I paid a big chunk of the balance, they would lower my credit limit to whatever the balance was so I had pretty much no available credit and made my ratio sky high. At first I tried to consolidate all, but now I'm just trying to consolidate most of them to lower my ratio and increase my credit score. I am very dissatisfied with the credit card companies and currently not and will not use them in the future.

Monthly net income: $900.00

Monthly expenses: $
??Housing: $0.00
??Insurance: $120.00
??Car expenses: $100.00
??Utilities: $0.00
??Phone, cable, internet: $0.00
??Food, entertainment: $50.00
??Clothing, household expenses $0.00
??Credit cards and other loans: $500.00
??Other expenses: $0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463785
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$225.28

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	1y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	34	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$15,748	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	credible-point	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Transition to MPRI
Purpose of loan:
This loan will be used to?In transition?for International work to start?8 July 2010, stayed home for 3 months prior due to family emergency without pay. this will cover bills until next check?is in order.

My financial situation:
I am a good candidate for this loan because?I do not pay late on bills?and?majority of the time pay more then is due and will continue to do so when transition takes place.??

Monthly net income: $ 12,000

Monthly expenses: $ 3000.00?
??Housing: $ 905.00
Insurance: $ 150.00
??Car expenses: $ 323.00
??Utilities: $ 200.00?
??Phone, cable, internet: $?200.00
??Food, entertainment: $ 200.00?
??Clothing, household expenses $
??Credit cards and other loans: $ 917.00?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462754
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.55%	Starting borrower rate/APR:	23.55% / 25.84%	Starting monthly payment:	$506.96

Auction yield range:	7.98% - 22.55%	Estimated loss impact:	7.53%
Lender servicing fee:	1.00%	Estimated return:	15.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2001	Debt/Income ratio:	41%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	7y 3m
Credit score:	780-799 (Jun-2010)	Total credit lines:	29	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$4,456	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	28%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Texas-Air-Guard	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to? Pay off truck that I am paying????????????????????? $400.00?
???????????????????????????????????????Paying off Credit Card that I am paying???????? $150.00
???????????????????????????????????????Paying off Motorcycle that I am paying?????????$200.00
????????????????????????????????????????????????????????????????????????????????????????????????????????=$750.00 a month
This loan will save me?$250 a month and the bills will be paid off faster.???????????????????????????????????????????????????????????????

My financial situation:
I am a good candidate for this loan because? I have never made a late payment on any lines of credit I have ever had. I am working toward being debt free.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463154
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,650.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	21.68%	Starting borrower rate/APR:	22.68% / 24.95%	Starting monthly payment:	$256.31

Auction yield range:	7.98% - 21.68%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	29%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 6	Length of status:	12y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	18	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$18,546	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	affluence-force2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off a high-interest credit card.

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463316
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,400.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	23.56%	Starting borrower rate/APR:	24.56% / 26.86%	Starting monthly payment:	$332.03

Auction yield range:	7.98% - 23.56%	Estimated loss impact:	9.06%
Lender servicing fee:	1.00%	Estimated return:	14.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1998	Debt/Income ratio:	23%
Basic (1-10):	4	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	15 / 14	Length of status:	0y 2m
Credit score:	780-799 (Jun-2010)	Total credit lines:	50	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$10,093	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	payout-axis	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my CashCall loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463328
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,900.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.15%	Starting borrower rate/APR:	34.15% / 36.59%	Starting monthly payment:	$129.79

Auction yield range:	13.98% - 33.15%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2000	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 13	Length of status:	8y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	30	Occupation:	Waiter/Waitress
Now delinquent:	0	Revolving credit balance:	$14,243	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	elsteel	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2009) 620-639 (Jun-2008)
Principal balance:	$784.80	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Second Prosper Loan
Purpose of loan:
This loan will be used to pay off a high interest credit card.
My financial situation:
I am a good candidate for this loan because this is my second prosper loan and I have a good payment history.
Monthly net income: $ 2000

Monthly expenses: $ 1500
??Housing: $ 315.00 (boyfriend pays other half and have lived at apartment for 6 years+)
??Insurance: $ 70
??Car expenses: $?100 (car is paid off)
??Utilities: $ 50
??Phone, cable, internet: $?115
?Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463340
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2007	Debt/Income ratio:	31%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 5	Length of status:	0y 0m
Credit score:	640-659 (Jun-2010)	Total credit lines:	7	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$4,019	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	vigilance-vinyl4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Rypie
Purpose of loan:
This loan will be used to?
help pay down my credit card an get back on my feet so that I can continue my education.
My financial situation:
I am a good candidate for this loan because?
Currently working part time and strating sschool to get my bachlors so i can get a better job an make more money.

Monthly net income: $
1600
Monthly expenses: $
??Housing: $ 650
??Insurance: $ 50
??Car expenses: $ 0
??Utilities: $ 150
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 200
??Other expenses: $ 75
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463346
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$369.26

Auction yield range:	10.98% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1989	Debt/Income ratio:	23%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 13	Length of status:	14y 9m
Credit score:	700-719 (Jun-2010)	Total credit lines:	39	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$137,304	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	treasure-wildebeest1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation/Medical Bills
Purpose of loan:
This loan will be used to?
I have been in a situation where I have helped my family with medical expenses (a parent had cancer) over the last several years. I am looking to consolidate some of this debt. I am more than willing to answer any questions that you have. I am an honest person who needs just a bit of assistance :)
My financial situation:
I am a good candidate for this loan because?
I am very responsible and have been at the same job for nearly 15 years. I do have some debt, but have a high income (and a stable job). My ability to repay the loan is excellent. I have never been late or skipped a payment on any loan or credit card bill.
Monthly net income: $ 20,833

Monthly expenses: $
??Housing: $ 2222
??Insurance: $?400
??Car expenses: $ 833
??Utilities: $ 400
??Phone, cable, internet: $ 120
??Food, entertainment: $ 400
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 3500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463352
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	38%
Basic (1-10):	4	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	12 / 9	Length of status:	1y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	19	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$4,238	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	a-diversification-flute	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?pay off all my credit cards so I can have one monthly payment

My financial situation:
I am a good candidate for this loan because?I make good money but it is hard to manage so many payments.

Monthly net income: $ 2120.00

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 124
??Car expenses: $ 450
??Utilities: $ 50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463358
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,300.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$232.82

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 11	Length of status:	0y 2m
Credit score:	700-719 (Jun-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$101,449	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	12
Screen name:	digba1	Borrower's state:	Georgia	Borrower's group:	Not Active
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 100% )	700-719 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	700-719 (May-2010) 640-659 (Feb-2010) 620-639 (Aug-2007) 540-559 (Jul-2007)
Principal balance:	$527.97	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
Home Improvement: A New Kitchen
Purpose of loan:
This loan will be used to update my kitchen: new paint, new counter tops, new appliances and new cabinets.? The update is needed and we have been waiting the right time to start the project.
My financial situation:
I am a good candidate for this loan because:
- I have a full time job
- I pay my bills on time
- I have a good history with Prosper as this is not my first loan

Thank you for your bid.

Best,
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463376
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	22%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 6	Length of status:	5y 1m
Credit score:	620-639 (Jun-2010)	Total credit lines:	27	Occupation:	Clerical
Now delinquent:	3	Revolving credit balance:	$216	Stated income:	$25,000-$49,999
Amount delinquent:	$5,721	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	Boiselady	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	620-639 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	700-719 (May-2010) 680-699 (Mar-2010) 640-659 (Feb-2010) 660-679 (Jan-2010)
Principal balance:	$1,352.90	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Paying off credit cards/payday loan
Purpose of loan:
This loan will be used to? We needed some home improvement. Kitchen dishwasher was leaking and ruined the underlayment, so we needed that replaced, downstairs bathroom was leaking around seal, needed to be dried out and stripped and new flooring installed.I had decreased the amount from my previous listing.because I had made arrangements to pay down my CC but this work needed to be done so I used the cards again PLEASE consider my listing.My credit score is bouncing around and I am checking to see what is happening.? Something happened but I am not sure what.

My financial situation:
I am a good candidate for this loan because?? I have always tried to pay my immediate obligations and I am current on my present Prosper loan? and have had no late payments and have never missed one either.Thanks for your consideration. The delinquencies have been resolved but still appear on your site. Thanks-

Monthly net income: $ 3892

Monthly expenses: $ 3675
??Housing: $ 1700
??Insurance: $ 150
??Car expenses: $ 50
??Utilities: $ 300
??Phone, cable, internet: $ 25
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1150
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463382
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.98%	Starting borrower rate/APR:	14.98% / 17.15%	Starting monthly payment:	$277.24

Auction yield range:	5.98% - 13.98%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1975	Debt/Income ratio:	51%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	23 / 15	Length of status:	3y 5m
Credit score:	760-779 (Jun-2010)	Total credit lines:	33	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$8,719	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	9%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	silver-celebration	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping My Dad move in!
Purpose of loan:
This loan will be used to?
Helo my father, move in with my wife and I.
My financial situation:
I am a good candidate for this loan because? I have never been late with a payment and I understand my finances and what and how much I can afford each month.

Monthly net income: $ 2800 Myself, 4700 My Wife ($ 7500 total)

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 590
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463492
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.85%	Starting borrower rate/APR:	14.85% / 17.02%	Starting monthly payment:	$345.92

Auction yield range:	5.98% - 13.85%	Estimated loss impact:	5.23%
Lender servicing fee:	1.00%	Estimated return:	8.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2000	Debt/Income ratio:	23%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	7y 10m
Credit score:	740-759 (Jun-2010)	Total credit lines:	23	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$3,823	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	MRod09	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off my credit cards with high interest rates.

My financial situation:
I am a good candidate for this loan because I have a very good credit score and have also never been late on a payment.

Monthly net income: $ 3,596

Monthly expenses: $
??Housing: $ 386
??Insurance: $ 199
??Car expenses: $ 0
??Utilities: $ 140
??Phone, cable, internet: $ 250
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 483
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463504
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.20%	Starting borrower rate/APR:	10.20% / 12.31%	Starting monthly payment:	$291.25

Auction yield range:	3.98% - 9.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1992	Debt/Income ratio:	57%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 12	Length of status:	9y 10m
Credit score:	780-799 (Jun-2010)	Total credit lines:	29	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$15,459	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	punctual-coin4	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Working Retiree Consolidating
Purpose of loan:
This loan will be used to consolidate?2?credit card bills that have?a higher interest rate?and for some auto repair costs.
My photo shows my son and my wonderful grandson who have been through a very difficult year. I would like to assist him purchase new tires and have the computer module?in his 2005 vehicle replaced as it is causing major issues.
My financial situation:
I am a widower and a very responsible bill payer and credit user. I am extremely mindful of paying my bills on time and paying off debt as soon as possible.
I have a $325 2010 Honda mini-van payment and the usual electric and gas bills. My home is paid off and I have no large debt.
I am a?great candidate for this loan because I take my credit and trustworthiness very seriously and I only use credit for what I absolutely must.
Thank you
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463510
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.40%	Starting borrower rate/APR:	24.40% / 26.70%	Starting monthly payment:	$611.37

Auction yield range:	16.98% - 23.40%	Estimated loss impact:	19.34%
Lender servicing fee:	1.00%	Estimated return:	4.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1997	Debt/Income ratio:	21%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	23y 8m
Credit score:	640-659 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$9,521	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	boulderclear	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 96% )	640-659 (Latest)
Principal borrowed:	$2,950.00	< 31 days late:	1 ( 4% )	620-639 (Jul-2009) 600-619 (Jun-2008) 560-579 (May-2008) 580-599 (Apr-2008)
Principal balance:	$1,126.64	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
consolidate debt/explode sales
Purpose of loan:
This loan will be used to? consolidate all of my debt.? The remaining ammount I will use to buy supplies for my business.

My financial situation:
I am a good candidate for this loan because? during the last two years I have reduced my debt from $41,000 to less than $15,000.? My current debt has high interest and would like to get rid of it.

Monthly net income: $ 5100.00

Monthly expenses: $3000.
??Housing: $ 575
??Insurance: $35
??Car expenses: $450
??Utilities: $235
??Phone, cable, internet: $150
??Food, entertainment: $ 300
??Clothing, household expenses $220?
??Credit cards and other loans: $ 900
??Other expenses: $225
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463516
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	21.68%	Starting borrower rate/APR:	22.68% / 24.95%	Starting monthly payment:	$154.17

Auction yield range:	7.98% - 21.68%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2006	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	3y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	4	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$555	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	capital-brigade400	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	19 ( 100% )	700-719 (Latest)
Principal borrowed:	$4,500.00	< 31 days late:	0 ( 0% )	720-739 (Nov-2009) 700-719 (Sep-2008)
Principal balance:	$2,133.08	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
Paying off car loan
Purpose of loan:
This loan will be used to?I will pay off my car loan.? This loan is less then what I currently pay for the car loan.? I have never been late, but I would just like this loan gone.?
My financial situation:
I am a good candidate for this loan because? I have never been late, or missed a payment.? I will be making more money this school year.

Monthly net income: $ 2010

Monthly expenses: $
??Housing: $ 350
??Insurance: $ 138
??Car expenses: $?270- but will go down to 0 if I recieve this loan
??Utilities: $?125
??Phone, cable, internet: $ 100
??Food, entertainment: $?350
??Clothing, household expenses $ 125
??Credit cards and other loans: $ 40
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463528
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1985	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 3	Length of status:	1y 9m
Credit score:	640-659 (Jun-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$7,545	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	thoughtful-compassion9	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Opening a seated massage business
Purpose of loan:This loan will be used to start a seated massage business.? Seated massage is an excellent way for a person to relax and relieve stress.? It is a great way to introduce someone to massage as there is no disrobing involved, and the practitioner generally uses a lighter touch.My financial situation:I am a good candidate for this loan because I have very low start-up costs for my business, and plan to open in a shopping area with lots of activity.?? I have figured out that if I get 1% of the area's stated weekend visitors, I will be doing fabulously.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463534
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$278.73

Auction yield range:	16.98% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	5	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	11 / 7	Length of status:	0y 1m
Credit score:	660-679 (Jun-2010)	Total credit lines:	14	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$4,806	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	genuine-wampum	Borrower's state:	NewJersey	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bussiness Statup Cash
Purpose of loan:
I am using the funds from this loan to finance my bussines?
My financial situation:
I am a good candidate for this loan because i have an excelent payment history no delinquencies
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463540
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2004	Debt/Income ratio:	23%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	6y 1m
Credit score:	660-679 (Jun-2010)	Total credit lines:	12	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$10,311	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	73%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	thekendoll	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	24 ( 100% )	660-679 (Latest)
Principal borrowed:	$21,350.00	< 31 days late:	0 ( 0% )	620-639 (Nov-2009) 740-759 (Dec-2007)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
New Roof and Waterproofing Basement
Purpose of loan:
This loan will be used to install a new roof on my home and to waterproof my basement.

My financial situation:
This will be my third loan from prosper. I have paid all of my previous loans off early. My debt to income ratio on here isnt quite right because i have a wife who also brings in an additional 45,000 per year. I have listed below all of my monthly expenditures and?my monthly assets. you will notice that i?will still beable to continue putting money into savings and?I have rounded all?of my?expenditures up.?Here is my current financial situation.
My Monthly Expenses- Mortgage (payment includes escrow of taxes & insurance) $1364.51
?????????????????????????????????? City?Water/Garbage?55.00
???????????????????????????????????Electric 145.00
???????????????????????????????????Natural Gas 90.00
?????????????????????????????????? Local Phone/Internet 80.00??????
?????????????????????????????????? Car Insurance 90.00
?????????????????????????????????? Cell Phones 150.00
???????????????????????????????????Food 500.00
???????????????????????????????????Credit Cards 300.00
???????????????????????????????????Savings 300.00
?????????????????????????????????? Car Gas 400.00
???????????????????????????????????Misc. (clothes, entertainment, ect.) 500.00
Total Cost of Living per Month $4000.00 aprox.

Monthly Income-? I am salary and am paid on a weekly basis my weekly pay after taxes is $813 per week.?3523 per month.
????????????????????????? My wife's paid weekly as well and after taxes her pay is $788 per week. $3415 per month
????????????????????????? We are both part-time EMT's and I am a part-time Firefighter and we get a mothly check for that as well. That paycheck varies but is on average $170 per month for my wife and $300 per month for me.

As you can see we have plenty of money left over each month we have been using most of it to pay off our house early. but if we get the loan we divide up the extra money each month and use it to pay of this loan early and the rest we will continue to use to pay off our house early.? I am hoping to get this loan to put a new roof on my house and to have a drainage system put in my basement to keep it dry. we have been getting a lot of rain this year and i need to get it done before it costs me more in the long run. I have been a very responisble person with the past 2 loans i got from prosper. I paid one of the loans off 1 year early and the 2nd loan i got i had paid off 2 1/2 years early. you can feel free to check if you would like. again the debt to income ratio on here isnt fair because it doesnt show my wife's income. we are actually alot better off than it looks. I apreciate any help you are willing to give and look forward to doing business with you. any questions feel free to ask. thanks again.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463546
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$635.99

Auction yield range:	7.98% - 8.00%	Estimated loss impact:	7.16%
Lender servicing fee:	1.00%	Estimated return:	0.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1987	Debt/Income ratio:	24%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	13y 3m
Credit score:	780-799 (Jun-2010)	Total credit lines:	23	Occupation:	Scientist
Now delinquent:	0	Revolving credit balance:	$68,701	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	73%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	transaction-wingding	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Want to be free of Chase!
Purpose of loan: To get away from Chase.? It burns me to think that I will have to keep the account for my credit rating but at least I won't have to use it again.? I would much rather see the interest go to an individual investor than Chase.? But the rate offered will need to be sufficiently lower than the 19.24 APR on the account currently (and considering the fee).? I have paid back every loan I have taken out and will continue to do so without fail.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463552
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	10.98%	Starting borrower rate/APR:	11.98% / 14.11%	Starting monthly payment:	$99.61

Auction yield range:	10.98% - 10.98%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1999	Debt/Income ratio:	7%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	5y 1m
Credit score:	720-739 (Jun-2010)	Total credit lines:	6	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$3,535	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	neekkon	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	720-739 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	660-679 (May-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Paying off credit card
Purpose of loan:
This loan will be used to pay off my credit card.

My financial situation:
I am a good candidate for this loan because I have been making a larger payment than this on the card anyway.? Getting the loan will free up $300 for me in cash flow and get me a cheaper interest rate.? I also have a perfect Prosper record, and have bought a house and improved my credit rating since my last loan.

Monthly net income: $ 5,000

Monthly expenses: $ 3,700
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463680
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	3.00%	Starting borrower rate/APR:	4.00% / 4.33%	Starting monthly payment:	$88.57

Auction yield range:	2.98% - 3.00%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	2.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1992	Debt/Income ratio:	12%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	5y 3m
Credit score:	800-819 (Jun-2010)	Total credit lines:	9	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$967	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	focused-durability8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
going back to school
Purpose of loan:
This loan will be used to?
going back to cosmetology school.
My financial situation:
I am a good candidate for this loan because? I don't have any major debs. I want to go back to school to get a better job, hence better pay.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463692
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.99%	Starting borrower rate/APR:	9.99% / 12.10%	Starting monthly payment:	$354.89

Auction yield range:	3.98% - 8.99%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1971	Debt/Income ratio:	35%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	14y 11m
Credit score:	780-799 (Jun-2010)	Total credit lines:	19	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$18,058
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	lightnin	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	780-799 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	740-759 (Jul-2009) 720-739 (May-2008)
Principal balance:	$1,803.72	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to pay off timeshare credit card?

My financial situation:
I am a good candidate for this loan because I pay my bills.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463704
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.75%	Starting borrower rate/APR:	20.75% / 23.00%	Starting monthly payment:	$563.20

Auction yield range:	16.98% - 19.75%	Estimated loss impact:	35.61%
Lender servicing fee:	1.00%	Estimated return:	-15.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	100%
Basic (1-10):	1	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	14 / 10	Length of status:	1y 6m
Credit score:	640-659 (Jun-2010)	Total credit lines:	26	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$5,230	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	cjkasse	Borrower's state:	SouthDakota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Medical & Credit Card
Purpose of loan:
This loan will be used to? consolidate medical debts and credit cards.

My financial situation:
I am a good candidate for this loan because? I am very reliable in paying back debts.? I currently pay over $400 in credit cards/lines of credit and over $300 in medical on a monthly basis.? Consolidating them into one payment would make it a lot easier and I would be able to get them all paid off sooner.? We would prefer to go this route instead of refinancing our house or taking out a 2nd mortgage.? Thanks for your interest & please ask if you need additional information.

Monthly net income: $ 2000.00

Monthly expenses: $ My husband's income covers all of our normal monthly expenses - this loan would just be to consolidate medical and credit cards.
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 437.00
??Other expenses: $ 300 - medical
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463710
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.38%	Starting borrower rate/APR:	26.38% / 28.71%	Starting monthly payment:	$80.99

Auction yield range:	10.98% - 25.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2001	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	0y 1m
Credit score:	680-699 (Jun-2010)	Total credit lines:	20	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$6,050
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	For-A-Better-Future	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding for Graduate Education
Purpose of loan:
This loan will be used to help me pay for Graduate school expenses such as books and new software that I need to purchase to complete a fall semester class.The second half of the funding is going to cover my medical bills ($1,000), because the schools insurance did not cover these medical procedures.

My financial situation:
I am a good candidate for this loan because I am never delinquent and pride myself in taking care of my bills and responsibilites.

Monthly net income: about 750 a month (current job working on campus when school is in session-fall/spring semester).

Monthly expenses: $
??Housing: $ 0.00-Living with Parents
??Insurance: $ 120.00
??Car expenses: $ 275.00
??Utilities: $ 0.00
??Phone, cable, internet: $ 0.00
??Food, entertainment: $ 0.00
??Clothing, household expenses $ 0.00
??Credit cards and other loans: $ 250.00
??Other expenses: Medical?$100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463716
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$307.61

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	0y 4m
Credit score:	640-659 (Jun-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$498	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	asset-apricot	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Updating my kitchen, bath, furnace
Purpose of loan:
This loan will be used to update my home which was built in 1981.? The kitchen, bath and furnace are all original and need updating.? As a handy person, I will be doing most of the work myself saving a lot in labor costs.

My financial situation:
I AM a homeowner and have been living in the same house for the last 14 years. I am a good candidate for this loan because I pay my bills on time. I will be using the funds to improve my home where I have lived since 1996 and plan to stay many more years. I also have a good income to debt ratio. I am a hard worker and have remodeled homes in the past.? Also, I no longer use credit cards.? The only debt I have is my home and a small loan with my Credit Union of $498.?

?

Monthly net income: $ 3400

Monthly expenses: $ 1715
??Housing: $ 1030
??Insurance: $ 80
??Car expenses: $ 50
??Utilities: $ 140
??Phone, cable, internet: $ 45
??Food, entertainment: $ 200
??Clothing, household expenses $ 45
??Credit cards and other loans: $ 25
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463722
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 11.52%	Starting monthly payment:	$31.34

Auction yield range:	3.98% - 7.00%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	4.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	95%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 9	Length of status:	9y 4m
Credit score:	720-739 (Jun-2010)	Total credit lines:	27	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$63,297	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	amiosa	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Small Return but a Very Safe Loan
Purpose of loan:
This is the first of many loans that we will be looking to use to pay off some Personal Debt.? Two years ago my wife and I decided that she was going to become a stay at home mom and raise our daughter.? With the loss of her income we became over our heads with our bills due to our lifestyle.? It took some time to adjust to our new lower income and now we are in the process of rectifying the extra debt we took on.

My financial situation:
I am a good candidate for this loan because? Foremost, we have loaned Money to others through Prosper and nothing has ticked me off more than to have people default on their loans and not pay them.? This is a very safe loan as I have stated in the title as we are never late with any of our bills.? The revolvoing credit balance above is very deceiving as it involves a good amount of my company's debt.? This involves two truck payments and two business credit cards.? My company has been in business for 21 years with my Father as my business partner and despite the current economy?our company is actually growing based on our business structure and customer service.? My company has an "A" rating with the Better Business Bureau and we have a great Commercial and Residential Client base that is constantly working for us, referring us business. My credit score is very high as I take a tremendous amount of pride in it and based on my ethics, I am against bailouts, meaning I am looking for an honest way to get out of my debt.? We want anyone looking to be a lender, to feel comfortable and confident that their money is secure, so feel free to ask questions.? Thanks, we look forward to putting your faith in us as there are more loans to follow.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463734
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1998	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 9	Length of status:	0y 5m
Credit score:	680-699 (Jun-2010)	Total credit lines:	20	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$10,459	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	golden-silver6	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to?pay off debt. I?am going back to school (on-line) to further my education ?

My financial situation:
I am a good candidate for this loan because I do work full-time and I must maintain a good credit score to maintain my current employment.

Monthly net income: $ 2,000

Monthly expenses: $
??Housing: $ 0 - house paid for
??Insurance: $ 120
??Car expenses: $?70 (gas) (work 3 minutes from house)
??Utilities: $ 80
??Phone, cable, internet: $ 65
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $?250
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463746
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$253.95

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1968	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	6 / 3	Length of status:	20y 5m
Credit score:	680-699 (Jun-2010)	Total credit lines:	11	Occupation:	Sales - Commission
Now delinquent:	1	Revolving credit balance:	$970	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	affluence-revelry	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Terminator/Investor-To-Be
Purpose of loan:
Reasons are two-fold: 1) Consolidate current debt [credit cards (~$2,000); past medical debt (~$3,000)] and 2) small business purchase (real estate investment software/partnership with luxury property investor (~$1,000)

My financial situation:
When I checked my credit scores in March, 2010, my Experian score was 737 (not sure why it?s been reported a bit lower according to Prosper).Much of the debt, credit card charges formerly incurred were due to past medical co-pays, bills, etc.Most of it has been steadily paid down over the past 3-4 years.The consolidation will enable me to spend more time in a new (very lucrative) investor partnership and not be burdened ? time and expense wise - with working down the remaining debt at ~$1,275/month.More than likely, once I?ve partnered with my investor, I?ll be able to pay back the loan relatively quickly (~90 days or so) as these are high-end, luxury properties.IN ADDITION ? I?M WILLING TO CUT MY LENDER IN FOR A 10% SHARE OF THE PROFIT ON MY FIRST DEAL?.JUST AS A ?THANK YOU? FOR GIVING ME THIS CHANCE

Monthly net income: ~$3,000

Monthly expenses: ~$2,450
??Housing: $300
??Insurance: $90
??Car expenses: $ none
??Utilities: $100
??Phone, cable, internet: $ 160
??Food, entertainment: $165
??Clothing, household expenses $150
??Credit cards and other loans: $ 1,275
??Other expenses: $ 210
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463758
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,700.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	22.56%	Starting borrower rate/APR:	23.56% / 25.85%	Starting monthly payment:	$222.31

Auction yield range:	7.98% - 22.56%	Estimated loss impact:	9.03%
Lender servicing fee:	1.00%	Estimated return:	13.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	5	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	14 / 11	Length of status:	8y 0m
Credit score:	780-799 (Jun-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,560	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	astute-agreement	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Family Florida Restaurant Expands!
Purpose of loan:
This loan will be used to?Expansion....due to wonderful customers!

Our popular family owned? restaurant can be found at http://www.CrazyFishLakeWales.com. We are located in Lake Wales, Florida and the Crazy Fish has been in business for 8 years now....and we continue to grow in popularity. Please feel free to google search us!

We are rated among the top 5 most popular restaurants in the entire state of Florida...and we have more customers then we have capacity.

After spending nearly $50K cash of our own money, we were able to legally increase our seating capacity by switching from septic to city water. This loan will go to the construction of an outdoor seating facility...aka....a deck which will not only increase capacity, but also productivity and revenue as well.

My financial situation:
I am a good candidate for this loan because?Longevity. Excellent credit. We are profitable...and with added seating capacity...we will be more profitable. NOTE OUR CREDIT SCORE IS EXCELLENT....RANGES FROM 785 TO 800.....WE CAN PAY THIS LOAN BACK AND LOOK FORWARD TO DOING SO. Unfortunately, small town banks in our area are not loaning money right now. We are NOT a start up venture...and again...PLEASE CHECK US OUT ON THE NET....THIS EXPANSION WILL INCREASE PROFITS....AND CREATE MORE HAPPY CUSTOMERS!?

I do NOT understand the rating applied by Prosper. And registered lenders can verify our excellent credit rating established by Prosper themselves as they pulled our credit. WE CAN AND WILL PAY THIS LOAN BACK. I have not worked this hard and this long...to ruin my credit over this loan.? ?

This is an old school, family run business built from scratch...if that still counts for anything. We have been in business for 8 years and have grown each year.

Our credit rating is excellent, we own the property our restaurant is located on, we own our own home and a rental duplex. This is a family run business....and supports my family....so I have a vested interest in it's continued success.

My wife, daughter, son, son in law, and two grand children have all worked hard to turn this former biker bar into one of the most popular seafood restaurants in the state of Florida. I am proud of what we have accomplished here. ??

We gross close to a million dollars a year......and we are honest people with a good reputation in this community. As the snow birds depart, we feel this is the right time to begin construction on this new deck which will include our own money as well.

We appreciate your faith and support and look forward to meeting many of you bidders in the future!

Thank You!
http://www.crazyfishlakewales.com

Monthly net income: $ 20 to 25K

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463764
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$168.47

Auction yield range:	3.98% - 12.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1998	Debt/Income ratio:	35%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	27y 5m
Credit score:	700-719 (Jun-2010)	Total credit lines:	17	Occupation:	Laborer
Now delinquent:	0	Revolving credit balance:	$40,442	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	museum9	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Add to home to take care of parents
Purpose of loan:
Build on to my home, to help take care of my aging?parents? They need to live with someone now, and I want to help them in any way posisble. We need an addition to a room, with wheel chair access.

My financial situation:
I am responsible, and have a steady job. I like the idea of peer to peer lending-- new idea that makes sense.

Monthly net income: $
3000
Monthly expenses: $
??Housing: $?900
??Insurance: $ 60
??Car expenses: $ 130
??Utilities: $?100
??Phone, cable, internet: $ 120
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?500
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463770
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$225.28

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1998	Debt/Income ratio:	8%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	4y 2m
Credit score:	740-759 (Jun-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	a-adorable-duty	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Procedure to start a family
I appreciate you for taking an interested in my request.
I have been employed fulltime with my current employer for 4 years. I work closely with students, parents and faculty to assist students in a successful matriculation through college. I also have a part-time job with an academic development corporation. This academic tutoring program has a partnership with local school districts to provide additional resources to improve student standardize test scores.
The delinquencies on my credit report from 2 years ago are a result of multiple purchases and transactions clearing my account at the same time around the time of my wedding. I have taken steps in the past several years to improve and clean up my credit record. I must add that in an effort to not be in debt after the wedding, my husband and I were committed to paying for everything up front and with cash which in turn, led to some late payments. Since then, I have paid off my car note and paid all other bills on time.
I would like for prospective lenders to know that, I have been very committed to living as debt free as possible. I have worked hard to correct the mistakes from years ago as a college student. I am an extremely responsible and frugal adult that wants nothing more than to start a family. I have a stable fulltime job and have always had part-time projects for extra income. I hope that my honest description has provided you with the information you need to assist me in this journey.

Thank you again,
Dreamingoftheday
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463776
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1984	Debt/Income ratio:	39%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	31 / 30	Length of status:	9y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	55	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$27,550	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	merciful-interest	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to pay off my credit cards.?
My financial situation:
I am a good candidate for this loan because I have a good income,?I just got in over my head with the number of cards?I have.? I am only able to make minimum payments as I have too many cards.? I have a very good paying history,?I never miss a payment, but?I can never get out from under this albatross without getting a loan to pay off the larger ones once and for all.? This would change my life for the better.??I have realized the error of my ways, but can't fix it without your help.

Monthly net income: $ 4428.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 250
??Car expenses: $ 535
??Utilities: $?632
??Phone, cable, internet: $ 239
??Food, entertainment: $
??Clothing, household expenses $?
??Credit cards and other loans: $ 1500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463788
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	18.75%	Starting borrower rate/APR:	19.75% / 21.98%	Starting monthly payment:	$111.11

Auction yield range:	16.98% - 18.75%	Estimated loss impact:	26.05%
Lender servicing fee:	1.00%	Estimated return:	-7.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1999	Debt/Income ratio:	24%
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	4y 5m
Credit score:	620-639 (Jun-2010)	Total credit lines:	36	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$450	Stated income:	$25,000-$49,999
Amount delinquent:	$6,778	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	15
Screen name:	Amandamae04	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 91% )	620-639 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	2 ( 9% )	620-639 (Mar-2010) 640-659 (Nov-2009) 600-619 (Jul-2008)
Principal balance:	$1,998.87	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Payoff Credit Card & Fertility Meds
Purpose of loan:
The purpose of this loan is to pay off our only credit card ($500.00) and to pay for fertility medication next week.? As you may know, my husband and I have been diagnosed with "unexplained infertility" and for the past 5 years, we have been through doctor appointments, testing and this year, 2 failed inseminations.? We now have a new doctor, and he suggests that we try 2 more IUI's (inseminations), but use a stronger fertility medication.? The cost at the low end for us is $550 out of pocket, per cycle.? This is much more than we are used to, but we both feel very strong about this.? We are only going to do 2 more cycles (if neccessary), so we are looking at around $1500 out of pocket if we need to do this both times.? Our doctor said that the only option after this is invitro, but we both agree that this is not an option for us.? We both want to adopt, and that would definitely be our next step.? We pray daily for children, and hope very much that this will work.

My financial situation:
I am a good candidate for this loan because I have been in good standings with my current prosper loan.? There have been 2 occurences where my payment was "late" and that was due to us changing bank accounts.? They were never more than 10 days late.? When I first got the loan, I was shocked that so many people put their trust in me...I'm hoping that you will do the same!

Monthly net income: $ 3400 +/-

Monthly expenses: $?
??Housing: $ 753.22 ($1000 right now - due to my husband being out of work for a while, we did get behind on our payments.? We are now "current",?and anything over $753.22 is going towards the delinquent amount - agreement with the mortgage company)
??Insurance: $ 115.00
??Car expenses: $ 250.00
??Utilities: $ 450.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 450.00
??Other expenses: $ 100.00 (copays, medication, unexpected expenses, etc.)
Information in the Description is not verified.